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MAGNETIC TECHNOLOGIES EUROPE LIMITED                           Exhibit 5

DIRECTORS' REPORT AND FINANCIAL STATEMENTS

31 DECEMBER 1994





REGISTERED NUMBER 2785063








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MAGNETIC TECHNOLOGIES EUROPE LIMITED
- - --------------------------------------------------------------------------------
DIRECTORS' REPORT

The directors present their annual report and financial statements for the period ended 31 December 1994.

Principal activity and business review

The principal activity of the company is the sale of magnetic brush assemblies for use in office automation products.

On 12 March 1994 the company became part of the Calder Group Limited group of companies. Subsequent to the year end their 75% shareholding was sold to the minority shareholders, Magnetic Technologies Corporation on 31 March 1995.

RESULTS AND DIVIDENDS

The loss on ordinary activities after taxation for the year of pound sterling 1,432,000 (1993: loss of pound sterling 122,000) has been taken to reserves. No dividends were paid or proposed during the period (1993: Nil).

FIXED ASSETS

Details of the movements in tangible fixed assets are given in note 8 to the financial statements.

DIRECTORS AND DIRECTORS' INTERESTS

The directors of the company during the year were as follows:

KR Blunden       (resigned 31 March 1995)
DJ Hudson        (resigned 31 March 1995)
CH Marsh         (resigned 21 April 1994)
G McNeil
J Vangellow      (resigned 30 July 1994)
J Cooper         (resigned 31 March 1995)

DJ Hudson and J Cooper are directors of Calder Group LImited and accordingly their interests are shown in the accounts of that company. None of the directors had any other interest in the shares of the company or any other group undertakings.


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MAGNETIC TECHNOLOGIES EUROPE LIMITED
- - --------------------------------------------------------------------------------
DIRECTORS' REPORT (continued)

STATEMENT OF DIRECTORS' RESPONSIBILITIES

The Directors of the company are responsible for the preparation of the company's accounts. In preparing the accounts, the Directors are responsible for ensuring that suitable accounting policies have been used and applied consistently, and that reasonable and prudent judgements and estimates have been made.

The Directors are required to state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts and to prepare the accounts on a going concern basis unless it is inappropriate to assume that the company will continue in business.

The Directors are also responsible for maintaining adequate accounting records, for taking reasonable steps to safeguard the assets of the company, and for ensuring the operation of systems which will both deter and detect fraud and other irregularities.

AUDITORS

In accordance with Section 385 of the Companies Act 1985, a resolution for the re-appointment of Price Waterhouse as auditors of the company is to be proposed at the forthcoming annual general meeting.

By order of the board


/s/ G McNeil

G McNeil
Director


25 May 1995


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


AUDITORS' REPORT TO THE MEMBERS OF MAGNETIC TECHNOLOGIES EUROPE LIMITED


We have audited the financial statements on pages 4 to 13 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 and 7.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 2 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we consider necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 1994 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


/s/ Price Waterhouse

Price Waterhouse
Chartered Accountants and
Registered Auditors                                                  25 May 1995


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MAGNETIC TECHNOLOGIES EUROPE LIMITED
- - --------------------------------------------------------------------------------
PROFIT AND LOSS ACCOUNT

For the year ended 31 December 1994

                                                 NOTE                   12 MONTHS                11 MONTHS
                                                                           ENDING                   ENDING
                                                                      31 DECEMBER              31 DECEMBER
                                                                             1994                     1993
                                                               POUND STERLING'000       POUND STERLING'000
Turnover                                         2                       586                    25
Operating costs                                  3                    (1,978)                 (147)
                                                                      ------                  ----
Operating loss                                                        (1,392)                 (122)

Interest payable to group undertakings                                   (40)                    -
                                                                      ------                  ----
Loss on ordinary activities before
 taxation                                                             (1,432)                 (122)

Tax on loss on ordinary activities               6                         -                     -
                                                                      ------                  ----

Retained loss for the financial
 year taken to reserves                         14                    (1,432)                 (122)
                                                                      ======                  ====


There were no recognised gains or losses during the year ended 31 December 1994 other than the loss for the year of pound sterling 1,432,000.

The format of the profit and loss account has been changed to Format 1 as the managment believe that this gives a fairer representation of the company's operations and is consistent with the format adopted by other companies in the Calder Group Limited group.

The notes on pages 6 to 13 form part of these accounts.

MAGNETIC TECHNOLOGIES EUROPE LIMITED
- - --------------------------------------------------------------------------------

BALANCE SHEET
At 31 December 1994

                                    NOTE                               1994                              1993
                                                    -----------------------           -----------------------
                                               POUND           POUND              POUND          POUND
                                               STERLING'000    STERLING'000       STERLING'000   STERLING'000
Fixed assets
Intangible assets                     7                -                            861
Tangible assets                       8              353                            143
                                                  ------                           ----

                                                                   353                            1,004

Current assets
Stocks                                9               35                              1
Debtors                              10              110                            250
Cash at bank and in hand                               5                             46
                                                  ------                           ----

                                                     150                            297

Creditors: amounts falling due
 within one year                     11           (1,395)                          (761)

                                                  ------                           ----

Net current liabilities                                         (1,245)                            (464)
                                                                ------                            -----

Total assets less current
 liabilities                                                      (892)                             540

                                                                ======                            =====

Capital and reserves
Called up share capital              12                              1                                1
Share premium account                13                            661                              661
Profit and loss account              13                         (1,554)                            (122)
                                                                ------                            -----

Shareholders' funds                  14                           (892)                             540

                                                                ======                            =====

Approved by the board of directors on 25 May 1995


/s/ G McNeil

G McNeil
Director
The notes on pages 6 to 13 form part of these accounts.


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     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994

1    ACCOUNTING POLICIES

     ACCOUNTING CONVENTION

     The financial statements have been prepared in accordance with applicable Accounting Standards under the historical cost convention.

     TURNOVER

     Turnover is the invoiced value of goods delivered and services rendered less returns, net of value added tax.

     INTANGIBLE FIXED ASSETS

     Intangible fixed assets are in respect of license fees paid for the use of technology and know-how. Provision is made to the extent that the directors consider there has been a permanent diminution in value of the intangible.

     TANGIBLE FIXED ASSETS

     Depreciation is provided to write off the cost of tangible fixed assets over their estimated useful lives on a straight line basis.

     Motor vehicles                       - 5 years
     Plant and machinery                  - 10 years
     Furniture, fixtures and fittings     - 5 to 10 years

     STOCKS

     Stocks are valued at the lower of cost and net realisable value. Cost represents materials, direct labour and the costs incurred in bringing the stock to its present location and condition.

     DEFERRED TAXATION

     Provision is made on the liability basis for taxation deferred due to the excess of capital allowances over historical depreciation and other timing differences only to the extent that such tax is likely to become payable in the foreseeable future. The amounts provided in respect of excess capital allowances are based on estimates of the future level of capital expenditure.


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

MAGNETIC TECHNOLOGIES EUROPE LIMITED
- - -------------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

1    ACCOUNTING POLICIES (Continued)

     CURRENCY TRANSLATION

     Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date. Exchange differences on trading are dealt with in the profit and loss account.

     PENSION COSTS

     The company is a member of the Calder Group pension scheme and was formerly a member of the Cookson Group pension scheme. The charge for the year is based upon an allocation of the cost for the group as a whole.

     LEASED ASSETS

     All leases are operating leases. Annual rentals are charged to the profit and loss account in accordance with the individual lease agreements.

2    TURNOVER

     The whole of the turnover was derived from the sale of magnetic brush assemblies in the United Kingdom.

3    OPERATING COSTS

                                                          12 MONTHS                11 MONTHS
                                                             ENDING                   ENDING
                                                        31 DECEMBER              31 DECEMBER
                                                               1994                     1993
                                                 POUND STERLING'000       POUND STERLING'000
Cost of sales                                                  505                       24
Distribution                                                     -                        -
Administration                                                 213                      123
Write down of intangible assets                               1260                        -
                                                             -----                      ---

                                                             1,978                      147
                                                             =====                      ===

Costs included above:
Auditors' remuneration                                           2                        3
Depreciation of tangible fixed assets (note 8)                  26                        4
                                                             =====                      ===

     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

4    STAFF NUMBERS AND COSTS

     The average number of persons (excluding directors) employed by the company was as follows:

                                          12 MONTHS      11 MONTHS
                                             ENDING         ENDING
                                        31 DECEMBER    31 DECEMBER
                                               1994           1993
                                             NUMBER         NUMBER
Administration                                    3              1
Production                                        2              1
                                                  -              -

                                                  5              2
                                                  =              =


     The aggregate payroll costs of these persons were as follows:

                                          12 MONTHS             11 MONTHS
                                             ENDING                ENDING
                                        31 DECEMBER           31 DECEMBER
                                               1994                  1993
                                 POUND STERLING'000    POUND STERLING'000
Wages and salaries                              116                    40
Social security costs                             9                     3
Pension and other costs                          14                     4
                                                ---                    --

                                                139                    47
                                                ===                    ==

5    DIRECTORS' EMOLUMENTS

     The directors received no emolumnets in respect of their services to the company in the year (1993: Nil).

6    TAX ON LOSS ON ORDINARY ACTIVITIES

     All tax losses arising in the year are to be surrendered for group relief for which no payment is to be received.


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     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (continued)

7    INTANGIBLE FIXED ASSETS


COST                                                    POUND STERLING'000
At 1 January 1994                                              861
Additions                                                      399
                                                             -----
At 31 December 1994                                          1,260
                                                             =====

Amortisation

At 1 January 1994                                                -
Provision for diminution in value                            1,260
                                                             -----
At 31 December 1994                                          1,260
                                                             =====

Net book amount

At 31 December 1994                                              -
                                                             =====
At 31 December 1993                                            861
                                                             =====


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     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

8    TANGIBLE FIXED ASSETS

                                                                FURNITURE,
                                    MOTOR         PLANT AND     FIXTURES &
                                 VEHICLES         MACHINERY       FITTINGS         TOTAL
                                    POUND             POUND          POUND         POUND
                             STERLING'000      STERLING'000   STERLING'000  STERLING'000
Cost
At 1 January 1994                      16               105             26           147
Additions                               -               237              -           237
Disposals                               -                (1)             -            (1)
                                       --               ---             --           ---

At 31 December 1994                    16               341             26           383
                                       ==               ===             ==           ===

Depreciation
At 1 January 1994                       1                 2              1             4
Charge for the period                   6                17              3            26
Disposals                               -                 -              -             -
                                       --               ---             --           ---

At 31 December 1994                     7                19              4            30
                                       ==               ===             ==           ===

Net book amount
At 31 December 1994                     9               322             22           353
At 31 December 1993                    15               103             25           143
                                       ==               ===             ==           ===


9    STOCKS

                                                                    1994           1993
                                                                   POUND          POUND
                                                            STERLING'000    STERLING'000
Work in progress                                                      35               1

                                                                      ==               =


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     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

10   DEBTORS

                                                                    1994               1993
                                                                   POUND              POUND
                                                            STERLING'000       STERLING'000
Trade debtors                                                        106                 29
Amounts owed by group undertakings                                     4                  -
Other debtors                                                          -                 30
Prepayments and accrued income                                         -                191
                                                                     ---                ---

                                                                     110                250

                                                                     ===                ===


11   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                    1994               1993
                                                                   POUND              POUND
                                                            STERLING'000       STERLING'000

Trade creditors                                                      359                 80
Amounts owed to group undertakings                                 1,024                638
Other creditors                                                       12                 43
                                                                   -----                ---

                                                                   1,395                761

                                                                   =====                ===

Since the year end pound sterling 1,004,000 owing to Calder Group Companies has been converted to ordinary shares in the Company.


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

     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

12   CALLED UP SHARE CAPITAL

                                                                   1994                     1993
                                                         POUND STERLING           POUND STERLING
Authorised, allotted, called up and fully paid:
750 ordinary A shares of pound sterling 1 each                      750                      750
250 ordinary B shares of pound sterling 1 each                      250                      250
                                                                    ---                      ---
                                                                  1,000                    1,000
                                                                    ===                      ===

13   RESERVES

                                                                 PROFIT                    SHARE
                                                               AND LOSS                  PREMIUM
                                                                  POUND                    POUND
                                                           STERLING'000             STERLING'000
At 1 January 1994                                                  (122)                     661
Loss for the year                                                (1,432)                       -
                                                                 ------                      ---

At 31 December 1994                                              (1,554)                     661

                                                                 ======                      ===

14   RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                   1994                     1993
                                                                  POUND                    POUND
                                                           STERLING'000             STERLING'000
Shareholders' funds brought forward                                 540                        -
Loss for the financial period                                    (1,432)                    (122)
New share capital subscribed                                          -                      662
                                                                 ------                     ----

Shareholders funds carried forward                                 (892)                     540
                                                                 ======                     ====

15   CAPITAL COMMITMENTS

                                                                   1994                     1993
                                                                  POUND                    POUND
                                                           STERLING'000             STERLING'000
Contracted for but not provided                                       -                      584
                                                                      =                      ===


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     MAGNETIC TECHNOLOGIES EUROPE LIMITED
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS - 31 DECEMBER 1994 (Continued)

16   PENSIONS

     During the year the company became a member of Calder Group Limited. The Group pension scheme was established on 16 June 1994 and is a defined benefit scheme, the assets of which are held in trustee administered funds. Until 30 September 1994 the company contributed to the Cookson plc
     group pension schemes.   In both the Cookson and Calder schemes
     contributions are based on pension costs across the group as a whole. The total pension cost to the company was pound sterling 14,000 (1993: pound sterling 4,000).

     Pension costs are assessed in accordance with the advice of a qualified actuary. Valuations will be carried out every three years using the projected unit method.

17   ULTIMATE HOLDING COMPANY

     The ultimate parent company for which consolidated accounts have been prepared is Calder Group Limited, registered in England and Wales. Copies of the group accounts can be obtained from Calder Group Limited, Crescent House, Newcastle Upon Tyne NE99 1PH. Since the year end the ultimate parent company has changed to Magnetic Technologies Corporation (MTC), a company incorporated in the United States of America. MTC have confirmed their intention to provide such financial support to enable the Company to meet its liabilities as and when they fall due.





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